NAME OF REGISTRANT
Franklin Strategic Series
File No. 811-06243

EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders


MINUTES OF THE SPECIAL JOINT MEETING OF SHAREHOLDERS

November 12, 2008

1: To approve an Agreement and Plan of Reorganization (Franklin Global Communications Fund)


Require Voting
Current Voting
of O/S
Of Voted
		    Level   	Level

For:
2,530,781.552
3,279,304.377
45.720%
86.816%

Against:

255,767.117
3.566%
6.771%

Abstain:

242,214.404
3.377%
6.412%

Total Voted:
3,586,258.352
3,777,285.898
52.663%
100.000%


2: To approve an Agreement and Plan of Reorganization (Franklin Global Health Care Fund)


Require Voting
Current Voting
of O/S
Of Voted
		   Level	     Level

For:
1,963,886.015
2,562,533.796
44.598%
87.423%

Against:

162,317.524
2.825%
5.538%

Abstain:

206,321.836
3.591%
7.039%

Total Voted:
2,872,927.287
2,931,173.156
51.014%
100.000%


3: To approve an Agreement and Plan of Reorganization (Franklin Technology
 Fund)


Require Voting
Current Voting
of O/S
Of Voted
                   Level              Level

For:
3,358,979.838
4,274,971.940
44.369%
85.271%

Against:

376,936.941
3.912%
7.519%

Abstain:

361,493.862
3.752%
7.211%

Total Voted:
4,817,555.542
5,013,402.743
52.033%
100.000%